UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2026 (February 5, 2026)

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement

On February 5, 2026 (the “Effective Date”), Commercial Vehicle Group, Inc. (the “Company”) entered into a Support Agreement (the “Agreement”) with Lakeview Opportunity Fund, LLC, Lakeview Opportunity Fund GP, LLC, LIG Fund Management, LLC and Ari B. Levy (collectively, “Lakeview”). Pursuant to the Agreement, the Company agreed to appoint Mr. Levy to the Company’s Board of Directors (the “Board”) and to nominate Mr. Levy for election at the 2026 annual meeting of stockholders (the “2026 Annual Meeting”). The Agreement provides for customary director replacement procedures in the event Mr. Levy ceases to serve as a director as specified in the Support Agreement.

The Agreement also provides that Mr. Levy will join the Audit Committee and the Nominating, Governance and Sustainability Committee.

The Agreement also includes, among other provisions, certain standstill and voting commitments by Lakeview. The standstill period extends until the earlier of (i) the 30th day prior to the advance notice deadline for making director nominations at the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”) under the Company’s Amended and Restated Bylaws (the “Bylaws”) and (ii) 100 calendar days prior to the first anniversary of the 2026 Annual Meeting, unless the Agreement is terminated earlier due to the uncured material breach of a party.

Lakeview’s standstill commitments include its agreement not to, among other things and subject to certain exceptions, (i) solicit proxies or written consents of stockholders to vote Company securities, (ii) knowingly encourage, advise or influence any other person or knowingly assist any third party with respect to the giving or withholding of any proxy, (iii) present at any annual meeting or any special meeting of the Company’s stockholders or through action by written consent any proposal for consideration for action by stockholders or seek the removal of any member of the Board or propose any nominee for election to the Board or seek representation on the Board, (iv) effect or seek to effect, any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization, or other business combination involving the Company or substantially all of the assets of the Company or (v) acquire cumulative ownership in excess of 14.99% of the outstanding Company common stock. Additionally, during the standstill period, Lakeview has agreed to vote in accordance with the Board’s recommendation with respect to certain matters submitted to a stockholder vote, including the election of directors, and the Company and Lakeview have agreed to a certain mutual non-disparagement provision.

The foregoing summary of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.
(d) Appointment of Director

The Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, voted to appoint Ari B. Levy as a director of the Board and a member of the Audit Committee and the Nominating, Governance and Sustainability Committee, in each case, effective February 5, 2026, and in accordance with the terms of the Agreement. Other than as described in Item 1.01, there are no arrangements or understandings between Mr. Levy and any other person pursuant to which he was appointed as a director. There are no family relationships between Mr. Levy and any other director of the Company or executive officers of the Company. Mr. Levy is not a party to any agreement or transaction that would require disclosure under Item 404(a) of Regulation S-K other than the Agreement described in Item 1.01. In connection with Mr. Levy’s appointment, the Board increased the size of the Board to 7 directors. Mr. Levy was appointed to serve as a member of the Board until the 2026 Annual Meeting or until his respective successor is duly elected and qualified. The Company will nominate Mr. Levy for election to the Board at the 2026 Annual Meeting.
Mr. Levy will be entitled to applicable cash retainer fees and an annual equity grant pursuant to the Company’s director compensation arrangements under terms consistent with those previously disclosed by the Company.

Ari Levy, age 46, has been the founder, President, and Chief Investment Officer of Lakeview Investment Group, a Chicago based Investment Manager focused on the public markets, since 2004. Mr. Levy was the President of Levy Acquisition Corp, a Nasdaq-listed acquisition vehicle, from 2013 to 2015 and subsequently served on the Board of the resulting public company, Del Taco (Nasdaq: TACO), from 2015 until it was acquired by Jack in the Box (Nasdaq: JACK) in March 2022. He holds a B.A. in International Relations from Stanford University.

Item 7.01 Regulation FD Disclosure.

On February 6, 2026, the Company issued a press release announcing, among other things, its entry into the Agreement and Mr. Levy’s appointment to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 is being furnished pursuant to Regulation FD and no part shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Support Agreement by and among the Company and Lakeview, dated February 5, 2026
99.1	Press Release dated February 6, 2026
104	Cover Page Interactive Data File (embedded in the cover page form)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

February 6, 2026	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	Chief Legal Officer